Exhibit 3.3

FIRST AMENDMENT OF TWENTIETH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twentieth Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership’s charter number is LP0000443.

(2)	The partnership filed the Twentieth Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 30, 2015.

(3)	The Twentieth Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 386.

In affirmation thereof, the facts stated above are true.

Dated: March 9, 2015

General Partner:

By /s/ James D. Weddle

James D. Weddle

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
David Barrow Bonkowski	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Randall Victor Childress	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Eric William Connella	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Michael Paul Dexter	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Robert Knyszek	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Joseph Anthony Mirocke, Jr.	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Lisa Lynn Peel	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Jennifer Lynn Ritter	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Mike Sigmond	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Robert James Slein, Jr.	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Jose Luis Trevino	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Syrrel Christian Wilks	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Tina Marie Hrevus	3/2/2015	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
David B. & Monique M. Bonkowski Living Trust	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
The Childress Family Trust	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Eric & Julie Connella Revocable Trust	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Dexter Revocable Living Trust #1	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Robert Knyszek Living Trust	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Joseph & Carol Mirocke Revocable Trust	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Lisa L. Peel Revocable Living Trust	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Ritter Qualified Spousal Trust	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Michael E. Sigmond Living Trust	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Slein Family Joint Revocable Trust	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
The Trevino Family Trust	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Syrrel Christian Wilks Trust	3/1/2015	12555 Manchester Road	St. Louis, MO 63131
Hrevus Living Trust	3/2/2015	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to First Amendment of Twentieth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.